Exhibit 99.1

Signature Pages

KLEINHEINZ CAPITAL PARTNERS, INC.

Date: 12/28/2009	By:	/s/ Andrew J. Rosell
Name: Andrew J. Rosell
Title: Attorney-in-Fact

KLEINHEINZ CAPITAL PARTNERS LDC

Date: 12/28/2009	By:	/s/ Andrew J. Rosell
Name: Andrew J. Rosell
Title: Attorney-in-Fact

GLOBAL UNDERVALUED SECURITIES FUND, L.P.

Date: 12/28/2009	By:	/s/ Andrew J. Rosell
Name: Andrew J. Rosell
Title: Attorney-in-Fact

GLOBAL UNDERVALUED SECURITIES FUND (QP), L.P.

Date: 12/28/2009	By:	/s/ Andrew J. Rosell
Name: Andrew J. Rosell
Title: Attorney-in-Fact

GLOBAL UNDERVALUED SECURITIES FUND LTD.

Date: 12/28/2009	By:	/s/ Andrew J. Rosell
Name: Andrew J. Rosell
Title: Attorney-in-Fact

GLOBAL UNDERVALUED SECURITIES MASTER FUND, L.P.

Date: 12/28/2009	By:	/s/ Andrew J. Rosell
Name: Andrew J. Rosell
Title: Attorney-in-Fact

JOHN B. KLEINHEINZ

Date: 12/28/2009	By:	/s/ Andrew J. Rosell
Name: Andrew J. Rosell
Title: Attorney-in-Fact